Exhibit 10.1

LIQUIDATING TRUST AGREEMENT

Dated as of February 27, 2012

by and among

Cornerstone Realty Fund, LLC

individually as Grantor

and

Cornerstone Industrial Properties, LLC

as Managing Trustee

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

LIQUIDATING TRUST AGREEMENT

This LIQUIDATING TRUST AGREEMENT (this “Agreement”), dated as of February 27, 2012 (the “Effective Date”), by and between Cornerstone Realty Fund, LLC, a California limited liability company, as Grantor (the “Fund”) and Cornerstone Industrial Properties, LLC, a California limited liability company, as Managing Trustee (the “Managing Trustee”).

RECITALS:

WHEREAS, the principal purpose for which the Fund was organized was to engage for a competitive profit in any activity within the purposes for which limited liability companies may be organized under the laws of the State of California, including the Beverly-Killea Limited Liability Company Act;

WHEREAS, the managing member of the Fund, Cornerstone Industrial Properties, LLC, a California limited liability company (the “Managing Member”) and the Members of the Fund have approved the dissolution and winding down of the Fund’s affairs pursuant the Plan (as hereinafter defined);

WHEREAS, the Fund will transfer all of its assets (the “Fund Assets”) and liabilities including cash reserves set aside for the contingent and existing obligations of the Fund and the Liquidating Trust (the “Cash Reserves”) to a trust (the “Liquidating Trust” or “Trust”) with Cornerstone Industrial Properties, LLC serving as its initial Managing Trustee,;

WHEREAS, the Fund will distribute the beneficial interests in the Trust to its members in liquidation of the Fund in accordance with the terms hereof; and

WHEREAS, the Managing Trustee shall administer the Liquidating Trust pursuant to the terms of this Agreement and, upon satisfaction of all liabilities and obligations of the Fund and the Liquidating Trust, the Managing Trustee shall distribute the residue of the proceeds of the liquidation of the assets of the Fund in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund hereby agrees to grant, release, assign, convey and deliver unto the Managing Trustee for the benefit of the Beneficiaries (as hereinafter defined), all of the right, title and interest of the Fund in and to the Fund Assets and Cash Reserves for the uses and purposes stated herein on the Effective Date, subject to the terms and provisions set out below, and the Managing Trustee hereby agrees to accept such Fund Assets and Cash Reserves and such Trust, subject to the following terms and provisions:

Article I

NAME AND DEFINITIONS

1.1          Name. This Trust shall be known as the Cornerstone Realty Fund Liquidating Trust.

1.2         Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

(a)          “AFFILIATE” shall mean, with respect to any Person, (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another Person or entity, (ii) any Person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity, (iii) any officer, director, partner or trustee of such Person or entity, and (iv) if such other Person is an officer, director, partner or trustee of a Person or entity, the Person or entity for which such other Person or entity acts in any such capacity.

(b)          “AGGREGATE ASSETS VALUE” shall mean the aggregate book value of the assets of the Fund (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

1

(c)          “AGREEMENT” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(d)          “BENEFICIAL INTEREST” shall mean each Beneficiary’s proportionate share of the Trust Assets in the Trust determined by the ratio of the number of Fund Units held by the Initial Beneficiary on the close of business on the Record Date in the Fund over the total number of Fund Units existing on such Record Date in the Fund and thereafter each Beneficiary’s proportional beneficial interest in the Trust represented by Trust Units.

(e)          “BENEFICIARIES” shall mean the holders of Trust Units from time to time on or after the Record Date, including the Initial Beneficiaries and the Subsequent Beneficiaries.

(f)          “CAPITAL CONTRIBUTION” shall mean, with respect to any Beneficiary, such Beneficiary’s (or its predecessor in interest’s) “Capital Contribution” as defined in the Fund Agreement as of the Effective Date.

(g)          “CASH FLOW” shall mean for each fiscal year, cash proceeds from operations of the Trust, including without limitation, interest and other investment income but excluding Capital Contributions, and after deducting funds used to pay or provide for the payment of all operating expenses of the Trust and each Trust Asset, and debt service, if any, capital improvements and replacements unless otherwise reserved, without deduction for depreciation, amortization or other noncash expenditures.

(h)          “CODE” shall mean the Internal Revenue Code of 1986, as amended.

(i)          “EARLY INVESTORS’ 12% INCENTIVE RETURN” shall mean, with respect to any Beneficiary, such Beneficiary’s (or its predecessor in interest’s) “Early Investors’ 12% Incentive Return”, if any, as defined in the Fund Agreement as of the Effective Date.

(j)          “FUND AGREEMENT” shall mean the Operating Agreement of Cornerstone Realty Fund, LLC, made effective July 19, 2001, amended and restated as of June 30, 2003, and further amended on February 22, 2007, June 2, 2009 and April 27, 2010.

(k)          “FUND UNITS” shall mean the limited liability company units in the Fund held by each of the Beneficiaries as of the Record Date.

(l)          “GRANTOR” shall mean the Fund.

(m)          “GROSS REVENUES” shall mean all amounts actually collected as rents or other charges for the use and occupancy of Trust Assets, but shall exclude interest and other investment income of the Trust and proceeds received by the Trust from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Trust.

(n)          “INITIAL BENEFICIARIES” shall mean the initial holders of Trust Units.

(o)          “INVESTED CAPITAL CONTRIBUTION” shall mean, with respect to any Beneficiary, such Beneficiary’s (or its predecessor in interest’s) “Invested Capital Contribution” as defined in the Fund Agreement as of the Effective Date.

(p)          “LIQUIDATING DISTRIBUTIONS” shall mean the net cash proceeds available to be distributed by the Trust to the Beneficiaries from (a) the Sale of substantially all of the assets of the Trust or the last remaining assets of the Trust or (b) a liquidation of the Trust Assets in connection with a dissolution of the Trust, after (i) payment of all expenses of such Sale or liquidation, including real estate and other brokerage commissions and disposition fees, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Trust, (iii) any amounts used to restore any such assets of the Trust, and (iv) any amounts set aside as reserves which the Managing Trustee in its sole discretion may deem necessary or desirable.

2

(q)          “LIQUIDATING TRUST” shall mean the liquidating trust maintained by the Managing Trustee holding the Trust Assets of the Fund, identified as the “Cornerstone Realty Fund Liquidating Trust”; also referred to herein as the “Trust.”

(r)          “MAJORITY VOTE” shall mean the affirmative vote or written consent of Beneficiaries then owning of record more than fifty percent (50%) of the outstanding Trust Units; provided, however, that any Trust Units owned or otherwise controlled by the Managing Trustee or its Affiliates may not be voted and will not be included in the total number of outstanding Trust Units for purposes of this definition unless such Trust Units are the only Trust Units outstanding as of the date of determination.

(s)          “MANAGER” shall mean such Person or Persons who have been employed by, or who have contracted with, the Managing Trustee to assist in the management of the Trust, and for the avoidance of doubt, the Manager may be the Managing Member or any Affiliate of the Managing Member.

(t)          “MEMBERS” shall mean the members under the Fund Agreement.

(u)          “NET CASH FLOW FROM OPERATIONS” shall mean for each fiscal year, Cash Flow, less Net Sales Proceeds, less cash reserves established by the Managing Trustee, in its sole discretion, for other obligations of the Trust for which there is no provision, less Distributions made to the Beneficiaries prior to the end of such fiscal year.

(v)         “NET SALES PROCEEDS” shall mean, in the case of a transaction described in the definition of Sale, the proceeds of any such transaction less the amount of all real estate and other brokerage commissions, disposition fees and closing costs paid by the Trust. In any case in which a Trust Asset is sold and the Trust receives a payment as a result thereof, such payment also shall constitute Net Sales Proceeds. Net Sales Proceeds shall not include any reserves established by the Managing Trustee in its sole discretion.

(w)          “PERSON” shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the Managing Member and any Affiliate of the Managing Member.

(x)          “PLAN” shall mean that certain Cornerstone Realty Fund, LLC Plan of Liquidation and Dissolution approved and adopted by the Members on May 29, 2011.

(y)          “RECORD DATE” shall mean the date selected by the Grantor for determination of the holders of Fund Units entitled to become Beneficiaries.

(z)          “SALE” shall mean any transaction or series of transactions whereby the Trust sells, grants, transfers, conveys, or relinquishes its ownership and/or interest in any Trust Assets or any portion thereof, including any event with respect to any Trust Asset which gives rise to a significant amount of insurance proceeds or condemnation awards.

(aa)         “SUBSEQUENT BENEFICIARIES” shall mean Beneficiaries as reflected on the books and records of the Trust from time to time after the Effective Date, other than the Initial Beneficiaries.

(bb)         “TREASURY REGULATIONS” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

3

(cc)         “TRUST” shall mean a California Statutory Trust pursuant to Division 9 of the California Probate Code.

(dd)         “TRUST ASSETS” shall mean all the property held from time to time by the Managing Trustee under this Agreement, which initially shall consist of the Fund Assets of the Fund granted, assigned and conveyed to the Managing Trustee by the Fund, the Cash Reserves, and, in addition, shall thereafter include all proceeds and other receipts of, from, or attributable to any assets, causes of actions or claims held by the Trust.

(ee)         “TRUST UNITS” shall mean those equal, undivided portions into which the Beneficial Interests in the Trust Assets are divided, as evidenced on the books and records of the Trust and as shall not be certificated or represented by any form of other instrument.

(ff)         “TRUSTEE(S)” shall mean the original Trustee under this Agreement and its successor(s) and assignee(s), if any.

(gg)         “UNITHOLDERS’ 8% PREFERRED RETURN” shall mean, with respect to any Beneficiary, such Beneficiary’s (or its predecessor in interest’s) “Unitholders’ 8% Preferred Return”, if any as defined in the Fund Agreement as of the Effective Date.

Article II

NATURE OF TRANSFER

2.1         Purpose of the Trust.

(a)          It is expected that the Fund shall dissolve and liquidate prior to fully winding up its affairs, including, but not limited to, the sale of its remaining assets, the collection of any receivables and the payment of any unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (the “Liabilities”), except for such liabilities and obligations for which the Fund has previously established reserves by the retention of the Cash Reserves as described in the recitals hereto. The Trust hereby is organized for the sole purpose of winding up the affairs of the Fund as promptly as reasonably possible and with no objective to continue or engage in the conduct of a trade or business except as necessary for the orderly liquidation of the Trust Assets.

(b)          The Cash Reserves and Fund Assets to be granted, assigned and conveyed to the Managing Trustee as of the Effective Date will be held in the Trust, and the Managing Trustee will: (i) further liquidate the Trust Assets as it deems necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets; (ii) protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof; and (iii) distribute the Trust Assets in accordance with the terms and conditions hereof.

(c)          It is intended that for federal, state and local income tax purposes the Trust shall be treated as a business trust under Treasury Regulation Section 301.7701-4(b), that the Trust will be classified for federal income tax purposes as a partnership under Treasury Regulation Section 301.7701-3(b)(1)(i) and any analogous provision of state or local law, and that the Beneficiaries of the Trust shall be treated as partners for federal tax purposes and any analogous provision of state or local law and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 704 of the Code and any analogous provision of state or local law. It is further intended that the Fund business shall continue in the Trust, that the partnership shall not terminate under 708 of the Code, that the taxable year of the partnership shall not close, and that the Trust may use the Fund’s taxpayer identification number.

4

(d)          The Managing Trustee shall file all tax returns required to be filed with any governmental agency consistent with Section 2.1(c). To the extent that the Managing Trustee becomes liable for the payment of taxes, including withholding taxes, with respect to income derived from the investment of funds held hereunder or any payment made hereunder (collectively, the “Taxes”), the Managing Trustee may pay such Taxes from the assets of the Trust. The Managing Trustee may withhold from any payment of the Trust Assets such amount as the Managing Trustee estimates to be sufficient to provide for the payment of such Taxes not yet paid, and may use the sum withheld for that purpose. The Managing Trustee shall be indemnified and held harmless by the Trust against any liability for Taxes and for any penalties or interest with respect to Taxes on such investment income or payments in the manner provided herein.

2.2          No Reversion to the Fund. In no event shall any part of the Trust Assets revert to or be distributed to the Fund.

2.3          Payment of Liabilities. The Trust hereby agrees to assume all Liabilities of the Fund on the Effective Date. Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption of the Liabilities, the Managing Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof. In no event shall the Managing Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall any personal property of such Persons or any other Trust Assets be subject to attachment, in the event the Trust Assets are not sufficient to satisfy the Liabilities asserted against or payable out of the Fund’s available Trust Assets in the Trust.

2.4         Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance. On the Effective Date, the Fund and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Fund Assets, Cash Reserves and Liabilities to the Trust, a copy of which is attached as Exhibit A hereto. After the dissolution of the Fund, such Persons who shall have the right and power to so act, will, upon reasonable request of the Managing Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Managing Trustee of any property intended to be covered hereby, and to vest in the Managing Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.5          Incidents of Ownership. The holders of Fund Units as of the Record Date shall be the Initial Beneficiaries of the Trust as holders of Trust Units in the Trust, and the Managing Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

2.6          Notice to Unlocated Holders of Fund Units. If the Trust holds Trust Assets for the benefit of unlocated holders of any Fund Units, due notice shall be given to such unlocated holders of Fund Units in accordance with California law, as applicable.

Article III

BENEFICIARIES

3.1         Beneficial Interests.

(a)          The Beneficial Interest of each Initial Beneficiary hereof shall be determined by the Fund in accordance with the Fund’s list of Fund Unit holders as of the Record Date (the “List”). The Fund will deliver the List to the Managing Trustee promptly after the Record Date specifying the Fund Units of each Member in the Fund. Each Fund Unit owned by a Member shall be converted into Beneficial Interests in the Trust. For ease of administration, the List shall express the Beneficial Interest of each Initial Beneficiary in terms of units and it is intended that each unit shall represent one Trust Unit in the Trust.

(b)          In the case of the Fund Unit holders, book-entry or other records or any other evidence of ownership satisfactory to the Managing Trustee will be deemed to evidence the Beneficial Interest in the Trust of each such Beneficiary.

5

(c)          If any conflicting claims or demands are made or asserted with respect to the ownership of any Trust Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Trust Units, then, in any of such events, the Managing Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Managing Trustee may elect to make no payment or distribution with respect to such Trust Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Managing Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Managing Trustee be liable for interest on any funds which it may so withhold. The Managing Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final non-appealable judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Managing Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Managing Trustee a surety bond or other security satisfactory to the Managing Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2         Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement, provided that the Managing Trustee shall not be required to evidence a book entry transfer of a deceased Beneficiary’s Beneficial Interest to his legal representative until the Managing Trustee shall have received Letters Testamentary or Letters of Administration and written notice of the death of the deceased Beneficiary. A Beneficiary shall have no title or right to, or possession, management or control of, the Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any Person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of Trust Assets but the whole title to the Trust Assets shall be vested in the Managing Trustee and the sole interest of the applicable Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3         No Transfer of Interests of Beneficiaries. No Beneficial Interest may be transferred by any Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary. No Beneficiary has authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law; further provided that a Beneficiary shall be allowed to assign or transfer a Beneficial Interest held by a tax-qualified employee retirement plan or account (including a regular IRA, a Keogh plan or a 401(k) plan) to the plan participant or account owner (or their beneficiaries), but only if and to the extent that (x) a distribution from the plan or account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such plan or account, and (y) such RMD requirements cannot be satisfied by distributing other assets from such plan or account, or from other accounts of such account owner; and further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Managing Trustee, which consent may be withheld in the Managing Trustee’s sole discretion.

Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such Beneficial Interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the Beneficial Interest of a Beneficiary shall be paid by the Managing Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

6

3.4         Managing Trustee as Beneficiary. The Managing Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if it were not a Managing Trustee hereunder and shall have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if it were not the Managing Trustee hereunder.

Article IV

DURATION AND TERMINATION OF TRUST

4.1         Duration. The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of California, (ii) the termination due to the distribution of all Trust Assets as provided in Section 5.6, or (iii) February 27, 2015, provided, however, that the Managing Trustee, in its discretion, may extend the existence of this Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to wind up the affairs of this Trust and, if necessary, has requested and obtained additional no-action assurances from the staff of the U.S. Securities and Exchange Commission (the “Commission”) regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to any such extension.

4.2         Other Obligations of the Managing Trustee upon Termination. Upon distribution of all the Trust Assets, the Managing Trustee shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Trust, but for which the identity of the claimant is unknown and not known to the Trust, but based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution. Except as otherwise specifically provided herein, upon the distribution of all Trust Assets in the Trust, the Managing Trustee shall have no further duties or obligations hereunder.

Article V

ADMINISTRATION OF TRUST ASSETS

5.1          Sale of Trust Assets. The Managing Trustee is hereby authorized and directed, at such times as it may deem appropriate, to transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Managing Trustee shall determine, in its sole discretion).

5.2          Authorized Activities. The Trust and the Managing Trustee are hereby authorized to continue and engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries and all of the terms and conditions hereof shall be construed accordingly.

5.3          Payment of Claims, Expenses and Liabilities. Provided the Managing Trustee has been advised in writing with respect to such claims, expenses, charges, liabilities and obligations, the Managing Trustee shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust Assets and all Liabilities relating to the Trust Assets and obligations which the Managing Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Managing Trustee may be obligated to pay as transferee of the Trust Assets, including, without limitation, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Managing Trustee.

5.4          Interim Distributions of Net Cash Flow from Operations. Subject to Sections 5.6 and 5.7, at such times as may be determined by it in its sole discretion, the Managing Trustee shall distribute, or cause to be distributed, to the Beneficiaries such cash or other property comprising a portion of the Trust Assets as the Managing Trustee may, in its sole discretion, determine may be distributed without detriment to the conservation and protection of the Trust Assets in the Trust, as follows:

7

(a)          Distributions of Net Cash Flow from Operations of the Trust for any fiscal year will be made ninety percent (90%) to the Beneficiaries and ten percent (10%) to the Managing Trustee until the “Unitholders’ 8% Preferred Return” is attained (pro rata among the Beneficiaries in proportion to their Trust Units), commencing on the date such Beneficiary (or predecessor in interest) first contributed capital to the Fund, and assuming for the purposes of this Section 5.4 that distributions of Net Cash Flow from Operations include prior distributions of “Net Cash Flow from Operations” as defined under, and made pursuant to, the Fund Agreement, that all distributions by the Fund to the Managing Member were paid to the Managing Trustee, that all distributions by the Fund to the Members were paid to the Beneficiaries, and that during any period prior to the Effective Date, each Beneficiary’s Invested Capital Contribution was his or her “Invested Capital Contribution” as defined under the Fund Agreement;

(b)          Thereafter, distributions of Net Cash Flow from Operations shall be made one hundred percent (100%) to the Beneficiaries until the Early Investors’ 12% Incentive Return is attained; and

(c)          Thereafter, Distributions of Net Cash Flow from Operations shall be made fifty percent (50%) to the Beneficiaries (pro rata among the Beneficiaries in proportion to their Trust Units) and fifty percent (50%) to the Managing Trustee.

5.5         Interim Distributions of Net Sales Proceeds. Subject to Sections 5.6 and 5.7, at such times as may be determined by it in its sole discretion, the Managing Trustee shall distribute, or cause to be distributed, to the Beneficiaries the Net Sales Proceeds, after replenishment of any reserves, in the following order of priority:

(a)          First, one hundred percent (100%) to the Beneficiaries in an amount equal to their Invested Capital Contributions, calculated at the time of such Distribution (pro rata among the Unitholders in proportion to their Invested Capital Contributions) and assuming for the purposes of this Section 5.5 that distributions of Net Sales Proceeds include prior distributions of “Net Sales Proceeds” as defined under, and made pursuant to, the Fund Agreement, that all distributions by the Fund to the Managing Member were paid to the Managing Trustee, that all distributions by the Fund to the Members were paid to the Beneficiaries, and that during any period prior to the Effective Date, each Beneficiary’s Invested Capital Contribution was his or her “Invested Capital Contribution” as defined under the Fund Agreement.;

(b)          Thereafter, ninety percent (90%) to the Beneficiaries and ten percent (10%) to the Managing Trustee until the Beneficiaries have received distributions in an amount equal to the unpaid balance of their aggregate Unitholders’ 8% Preferred Return (pro rata among the Unitholders in proportion to their Trust Units); and

(c)          Thereafter, fifty percent (50%) to the Beneficiaries (pro rata among the Unitholders in proportion to their Trust Units) and fifty percent (50%) to the Managing Trustee.

5.6         Final Distribution. If the Managing Trustee determines that (a) all of the real properties of the Trust have been sold, with the proceeds from such sales and any amounts held in reserve for such properties distributed pursuant to Section 5.5, and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or (b) if the existence of the Trust shall terminate pursuant to Section 4.1 hereof and not have been extended pursuant to such Section 4.1, then in the event of (a) or (b) above Managing Trustee shall, consistent with the conservation and protection of the Trust Assets, expeditiously make Liquidating Distributions to the Beneficiaries in accordance with the priorities set forth in Section 5.5 above. The Managing Trustee shall hold in the Trust and thereafter make disposition of all Liquidating Distributions and other payments due any Beneficiaries who have not been located subject to applicable state laws regarding escheat and abandoned property. It is understood that the Managing Trustee and the Beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the parties hereto to identify (i) the Beneficiary, (ii) the Beneficiary’s bank, or (iii) an intermediary bank. The Managing Trustee may apply any of the Trust Assets for any payment order it executes using any such identifying number, even where its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary’s bank, or an intermediary bank designated.

8

5.7          Limitations on Distributions. The Distributions to be made pursuant to this Article V are subject to the limitations of this Section 5.7. Distributions may be made only if the Managing Trustee determines in its reasonable judgment that the Trust has sufficient cash on hand exceeding the current and the anticipated needs of the Trust to fulfill its business purposes (including its needs for operating expenses and reserves). No Distribution will be declared or made if, after giving it effect, the Fund would not be able to pay its debts as they become due in the usual course of business or the fair market value of the Trust’s assets would be less than the sum of its liabilities. All such Distributions to Beneficiaries shall be made only to the Persons who, according to the books and records of the Trust, are the holders of record of the Trust Units in respect of which such Distributions are made on the actual date of Distribution. Neither the Trust nor the Managing Trustee shall incur any liability for making Distributions in accordance with this Article V.

5.8         Reports to Beneficiaries and Others. As soon as practicable after the end of each taxable year of the Trust on a timeline as though the Trust were a non-accelerated filer thereunder, the Managing Trustee shall file an annual report under cover of Form 10-K with the Commission showing the assets and liabilities of the Trust at the end of each calendar year and the receipts and disbursements of the Managing Trustee with respect to the Trust for such period covered by the report. The annual report will also describe the changes in the assets of the Trust and the actions taken by the Managing Trustee during such period covered by the report. The financial statements contained with in such annual report need not be audited but will be prepared on a liquidation basis in accordance with generally accepted accounting principles The Managing Trustee will also file periodic reports under cover of Form 8-K with the Commission whenever an event occurs for which a Form 8-K would have been required to be filed for the Trust or whenever, in the opinion of the Managing Trustee, any other material event relating to the Trust or its assets has occurred. The taxable year of the Trust shall end on December 31 of each year unless the Managing Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

5.9          Federal Income Tax Information. Within seventy-five (75) days after the end of each fiscal year (in the event of a calendar taxable year of the Trust, or within one hundred twenty (120) days thereafter in the event the Trust has changed to a non-calendar taxable year), the Managing Trustee shall direct its agent to mail to each Person who was a Beneficiary at the close of the year, a schedule K-1 stating the Beneficiary’s share of taxable income and tax deductions. In addition, after receipt of a good faith written request, or in its discretion without such request or if required by applicable law, such agent (or if it cannot, the Managing Trustee) shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the agent or Managing Trustee, respectively, which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s federal income tax return for such preceding taxable year.

5.10       Employment of Manager.

(a)          The Managing Trustee shall conduct the affairs of the Trust, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Trust affairs in an efficient manner. The Managing Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Managing Trustee may deem necessary or proper for the transaction of the activities of the Trust, including the Manager. The Managing Trustee may grant or delegate such authority to the Manager as the Managing Trustee may in its sole discretion deem necessary or desirable to carry out the purpose of the Trust without regard to whether such authority is normally granted or delegated by trustees.

(b)          The Manager or other Persons shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments.

9

Article VI

MANAGING TRUSTEE

6.1          General Powers of the Managing Trustee. The Managing Trustee shall have the power to enter into or engage in any trade or business on behalf of the Trust and the Beneficiaries, and may use, hold, or dispose of any Trust Asset in the furtherance of such trade or business, including the power to make additional investments (to the extent of available cash) in debt or equity securities.

6.2          Specific Powers of the Managing Trustee. In addition to the provisions of Section 6.1, the Managing Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of California; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Managing Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Managing Trustee may deem necessary or appropriate to conserve and protect any Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)          To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, any Trust Assets.

(b)          To collect, liquidate or otherwise convert into cash, or such other property as the Managing Trustee deems appropriate, all property, assets and rights in any Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, liabilities, and obligations existing with respect to any Trust Assets, the Trust or the Managing Trustee.

(c)          To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, accountants, transfer agents, custodians, attorneys-at-law, property managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Managing Trustee to any one or more Trustees, Managers, agents, representatives, employers, independent contractors or other Persons.

(d)          To retain and set aside such funds out of the Trust as the Managing Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, liabilities, and obligations of the Trust or the Fund, except to the extent that liabilities for which the Fund has previously reserved Cash Reserves are satisfied with funds from said Cash Reserves; (ii) contingencies; and (iii) the expenses of administering the Trust Assets.

(e)          To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain Trust Assets held by the Managing Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

(f)          To hold legal title to property of the Trust in the name of the Trust, or in the name of the Managing Trustee, or of any other Person, without disclosure of the interest of the Trust therein.

(g)          To cause any investments of any part of the Trust Assets to be registered and held in the name of any one or more of its names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

10

(h)          To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or the Fund or as otherwise required, as the Managing Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, claims or rights relating to or forming a part of the Trust Assets.

(i)          To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate.

(j)          To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of any Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust.

(k)          To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Managing Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Managing Trustee which the Managing Trustee might or could do if the Managing Trustee was the absolute owner thereof.

(l)          To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of any Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

(m)          In connection with the sale or other disposition or distribution of any securities held by the Managing Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof.

(n)          To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Managing Trustee as part of any Trust Assets.

(o)          To terminate and dissolve any entities owned by the Trust.

(p)          To have a judicial settlement of its account of the Trust at any time to the extent it determines necessary or advisable.

(q)          To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of any Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

6.3         Compensation and Expense Reimbursement. The Managing Trustee and/or its Affiliates shall be entitled to receive the following compensation and expense reimbursements:

(a)          Reimbursement of actual cost of goods and materials and services necessary to the prudent operation of the Trust which are supplied to the Trust by the Managing Trustee but not in excess of the cost that the Trust would pay an unaffiliated third party for such goods, materials or services, provided, however, that the Trust will not reimburse the Managing Trustee or its Affiliates for the general overhead of the Managing Trustee or its Affiliates;

11

(b)          Property management fees of no more than six percent (6%) of the gross income generated by the Trust from gross rental income generated by the Trust Assets;

(c)          Leasing commissions paid upon execution of new and renewal leases equal to six percent (6%) of rent scheduled to be paid during the first and second year of the lease, five percent (5%) during the third and fourth years and four percent (4%) during the fifth and later years;

(d)          Construction supervision fee equal to ten percent (10%) of the cost of tenant improvements and capital improvements to the Trust Assets;

(e)          Distribution of a portion of Net Cash Flow from Operations in accordance with Section 5.4;

(f)           Property disposition fees equal to six percent (6%) of the contract sales price of the Trust Assets sold by the Managing Trustee and/or its Affiliates pursuant to a non-exclusive arrangement; and

(g)         Distribution of a portion of the Net Sales Proceeds in accordance with Section 5.5.

6.4         Contracts with the Managing Trustee and its Affiliates. Any agreements, contracts and arrangements with the Managing Trustee or its Affiliates permitted hereunder shall be subject to the following conditions: (i) any such agreements, contracts or arrangements, other than for property leasing services, property management services, construction supervision services or property disposition services provided for in Sections 6.3(b), 6.3(c), 6.3(d) and 6.3(f) of this Agreement, shall be embodied in a written contract which describes the services to be rendered and all compensation to be paid; (ii) the compensation, price or fee must be competitive with the compensation price or fee of any non-affiliate which could render comparable services or sell or lease comparable goods on competitive terms to the Trust; (iii) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Beneficiaries in the reports made available pursuant to Section 5.8; (iv) any such agreements, contracts or arrangements other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 6.3(b), 6.3(c), 6.3(d) and 6.3(f) of this Agreement shall be terminable by a majority in Beneficial Interest of the Beneficiaries, without penalty, upon not more than sixty (60) days’ prior written notice; (v) the Managing Trustee or its Affiliate must be previously and independently engaged in the business of rendering the services or selling or leasing the goods to be provided, as an ordinary and ongoing business; and (vi) goods or services other than for property leasing services, property management services, construction supervision services or property disposition services provided for in Sections 6.3(b), 6.3(c), 6.3(d) and 6.3(f) of this Agreement shall be provided by the Managing Trustee only in extraordinary circumstances.

6.5          Fiduciary Duty; Standard of Care. The Managing Trustee shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust, whether or not in the Managing Trustee’s possession or control. The Managing Trustee shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Trust. Each person appointed by the Managing Trustee to perform duties for the Trust will discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Trust.

6.6          Rebates, Give-ups and Reciprocal Arrangements. No rebates or give-ups may be received by the Managing Trustee or its Affiliates nor may the Managing Trustee or its Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

6.7          Other Compensation. Other than as specifically provided in this Agreement, neither the Managing Trustee nor its Affiliates shall be compensated for services rendered to the Trust. The Managing Trustee and its Affiliates cannot receive any fees or other compensation from the Trust except as specifically provided for in this Agreement.

12

Article VII

CONCERNING THE MANAGING TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

7.1         Generally. The Managing Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Managing Trustee shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Managing Trustee from liability for its own willful misconduct, knowingly and intentionally committed in bad faith, except that:

(a)          No successor Managing Trustee shall be in any way responsible for the acts or omissions of the Managing Trustee in office prior to the date on which it became a Managing Trustee.

(b)          The Managing Trustee shall not be liable for the performance of such duties and obligations as are specifically set forth in this Agreement except for its fraud, willful misconduct or gross negligence, and no implied covenants or obligations shall be read into this Agreement against the Managing Trustee.

(c)          The Managing Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Managing Trustee and conforming to the requirements of this Agreement.

(d)          The Managing Trustee shall not be liable for any act which the Managing Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by it, or for anything that it may do or refrain from doing in connection with this Agreement while acting in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Trust or its Beneficiaries; and whose actions did not breach such Person’s fiduciary duties to the Trust and whose actions did not constitute fraud, willful misconduct or gross negligence, and with respect to a criminal action or proceeding, if the Person had no reasonable cause to believe his, her or its conduct was unlawful.

(e)          The duties and obligations of the Managing Trustee shall be limited to and determined solely by the express provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Managing Trustee.

7.2         Reliance by the Managing Trustee. Except as otherwise provided in Section 7.1 of this Agreement:

(a)          The Managing Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)          The Managing Trustee may consult with legal counsel, auditors or other experts to be selected by it, including firms with which the Managing Trustee may be an Affiliate, and the advice or opinion of such counsel, accountants, auditors or other experts shall be full and complete protection to the Managing Trustee, the employees and the agents of the Managing Trustee in respect of any action taken or omitted or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

(c)          Persons dealing with the Managing Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Managing Trustee to such Person in carrying out the terms of this Agreement, and the Managing Trustee shall have no personal obligation to satisfy any such liability.

13

(d)          As far as practicable and except as expressly permitted above, the Managing Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Managing Trustee nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Managing Trustee, or their agents liable, nor shall the Managing Trustee be liable to anyone for such omission.

7.3         Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust; and neither the Managing Trustee nor any employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with any Trust Assets or the affairs of the Trust, except for such Person’s own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to any Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Managing Trustee shall purchase and maintain insurance as it deems reasonably necessary for the protection of all Trust Assets, its Beneficiaries, the Trustee and its employees and agents in such amount as the Managing Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

7.4         Recitals. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by the Managing Trustee, or the employee or agent of this Trust only in its capacity as Managing Trustee under this Agreement or in its capacity as employee or agent of the Trust.

7.5         Indemnification.

(a)          Subject to all of the provisions of this Section 7.5, the Trust shall indemnify a Person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Trust, by reason of the fact that he, she or it is or was a Managing Trustee of the Trust, or is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with the action, suit or proceeding, if the Person acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Trust or its Beneficiaries, did not breach such Person’s fiduciary duties to the Trust and whose actions did not constitute fraud, willful misconduct or gross negligence, and with respect to a criminal action or proceeding, if the Person had no reasonable cause to believe his, her or its conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Trust or its Beneficiaries, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was not unlawful.

(b)          Indemnification shall not be made to a Person for a claim, issue, or matter in which the Person has been found liable to the Trust unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

(c)          To the extent that a Person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Sections 7.5(a) or 7.5(b) of this Agreement, or in defense of a claim, issue or matter in the action, suit, or proceeding, he, she or it shall be indemnified against expenses, including actual and reasonable attorneys’ fees, incurred by him, her or it in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section 7.5.

14

(d)          An indemnification under Sections 7.5(a) or 7.5(b) of this Agreement, unless ordered by a court, shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Sections 7.5(a) or 7.5(b), whichever is applicable.  Determination that indemnification is proper shall be made as follows:

(1)         For the indemnification of the Managing Trustee, such determination shall be made only if all of the following conditions shall be satisfied:

a.            The Managing Trustee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund.

b.            Such liability or loss was not the result of fraud, gross negligence or willful misconduct by the Managing Trustee.

c.            Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust and not from the Beneficiaries.

d.            Such determination shall be made in either of the following ways: (A) by independent legal counsel in a written opinion; or (B) by the Beneficiaries pursuant to Article X.

e.            If and only to the extent prohibited by applicable law, indemnification will not be allowed on any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Fund’s Units.  Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits if (1) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the indemnitee or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee or (3) a court of competent jurisdiction approves the settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made and prior to seeking such approval, the court has been apprised that the California Commissioner of Corporations and the Securities and Exchange Commission believes that indemnification for violations of securities law violates the California Corporate Securities Law of 1968 and the Securities Act of 1933 and is against public policy and therefore unenforceable.

(2)         For the indemnification of all Persons other than the Managing Trustee, such determination shall be made in any of the following ways: (A) by the Managing Trustee provided the Managing Trustee was not a party to the action, suit or proceeding; (B) by independent legal counsel in a written opinion; or (C) by the Beneficiaries pursuant to Article X.

(e)          If a Person is entitled to indemnification under Sections 7.5(a) or 7.5(b) of this Agreement for a portion of expenses including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Trust may indemnify the Person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Person is entitled to be indemnified.

15

(f)           Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 7.5(a) or 7.5(b) of this Agreement may be paid by the Trust in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Person involved to repay the expenses if it is ultimately determined that the Person is not entitled to be indemnified by the Fund and, in the event of an action initiated by a Beneficiary or a third party, provided a court of competent jurisdiction specifically approves such advance.  The undertaking shall be by unlimited general obligation of the Person on whose behalf advances are made but need not be secured.

(g)          The Trust may, to the extent authorized from time to time by the Managing Trustee, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Trust to the fullest extent of the provisions of this Section 7.5(a) with respect to the indemnification and advancement of expenses of the Managing Trustee and officers of the Fund.

(h)          The indemnification provided in the foregoing sections of this Section 7.5 continues as to a Person who has ceased to be a Managing Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

(i)           The Trust may purchase and maintain insurance on behalf of any Person who is or was a Managing Trustee, officer, employee or agent of the Trust, or who is or was serving at the request of the Trust as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity or arising out of such Person’s status as such, whether or not the Fund would have power to indemnify such Person against such liability under this Agreement or the laws of the State of California.  The Trust will not incur the cost of that portion of liability insurance which insures the Managing Trustee for any liability for which the Fund is prohibited from indemnifying the Managing Trustee.

(j)           The right to indemnification conferred in this Section 7.5 shall be a contract right, and shall apply to services of a Managing Trustee or officer as an employee or agent of the Trust as well as in such Person’s capacity as a Managing Trustee or officer.  Except as provided in Section 7.5(d) of this Agreement, the Trust shall have no obligations under this Section 7.5 to indemnify any Person in connection with any proceeding, or part thereof, initiated by such Person without authorization by the Managing Trustee.

(k)          The indemnification or advancement of expenses provided under this Section 7.5 is not exclusive of other rights to which a Person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Trust.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the Person seeking indemnification or advancement of expenses.

(l)            No amendment or deletion of this Section 7.5 shall apply to or have any effect on any Managing Trustee or officer of the Trust for or with respect to any acts or omissions of any such Person occurring prior to such amendment or repeal.

7.6          Rights of Managing Trustees, Employees, Independent Contractors and Agents to Own Trust Units or Other Property and to Engage in Other Business. Any Managing Trustee, employee, independent contractor or agent, including the Manager, may own, hold and dispose of Trust Units for its individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if it were not a Managing Trustee, employee, independent contractor or agent. Any Managing Trustee, employee, independent contractor or agent, including the Manager, may, in its personal capacity or in the capacity of trustee, manager, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Any Managing Trustee, employee, independent contractor or agent of the Trust, including the Manager, may be a trustee, manager, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent, including as Manager, or otherwise hereunder so long as such interest is disclosed to the Managing Trustee. None of these activities in and of themselves shall be deemed to conflict with its duties as Managing Trustee, employee, independent contractor or agent, including as Manager.

16

Article VIII

THE MANAGING TRUSTEE AND SUCCESSOR MANAGING TRUSTEE

8.1          Number and Qualification of Managing Trustees. Subject to the provisions of Section 8.3 of the Agreement relating to the period pending the appointment of a successor Managing Trustee, there shall be one Managing Trustee of this Trust, which shall be a citizen and resident of or a corporation or other entity which is incorporated or formed under the laws of a state of the United States. The number of Managing Trustees may be increased or decreased from time to time by the Managing Trustee.

If any entity Managing Trustee shall change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other entity such entity Managing Trustee shall be deemed to be a continuing entity and shall continue to act as a Managing Trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Managing Trustee.

8.2          Resignation and Removal. Except as otherwise provided in this Section 8.2, until the dissolution of the Trust, the Managing Trustee shall not take any voluntary step to dissolve itself or to resign as Managing Trustee. The Managing Trustee shall have the right to resign voluntarily as Managing Trustee or to dissolve itself with the concurrence of the Beneficiaries by a Majority Vote; provided, however, that the Managing Trustee may, without the consent of the Beneficiaries, to the extent permitted by law, substitute in its stead as Managing Trustee any entity which has, by merger, consolidation or otherwise, acquired substantially all of such Managing Trustee’s assets, stock or other evidence of equity interest and continued its business. Any Managing Trustee may be removed only upon the Majority Vote of Beneficiaries. All obligations of the Managing Trustee hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Trust Assets for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time, if a successor Managing Trustee shall have been appointed and have accepted such appointment in a writing to the Beneficiaries, then upon written notice thereof given by the successor Managing Trustee to the resigning Managing Trustee, the resigning Managing Trustee shall deliver the Trust Assets to the successor Managing Trustee. If a successor Managing Trustee shall not have been appointed within a thirty (30) day period from the predecessor Managing Trustee’s resignation or removal, for any reason whatsoever, the resigning Managing Trustee shall deliver the Trust Assets to a court of competent jurisdiction in the county in which the Trust Assets are there being held and give written notice of the same to the parties hereto.

The resigning Managing Trustee shall be entitled to payment of any unpaid fees (which shall be pro-rated as of the effective date of the resignation or removal) and expenses and to reimbursement by the Beneficiaries out of the Trust Assets for any expenses incurred in connection with the transfer of the Trust Assets pursuant to and in accordance with the provisions of this Section 8.2 of this Agreement.

8.3          Appointment of Successor. Should at any time a Managing Trustee resign or be removed, unless any remaining Managing Trustees shall decrease the number of Managing Trustees of the Trust pursuant to Section 8.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Managing Trustees. If there are no remaining Managing Trustees, the Beneficiaries may, pursuant to Article X hereof, call a meeting to appoint a successor Managing Trustee upon the Majority Vote of Beneficiaries. If such a vacancy is not filled by any remaining Managing Trustees within ninety (90) days, the remaining Managing Trustees must notify the Beneficiaries of their inability to fill such vacancy, and the Beneficiaries may, pursuant to Article X hereof, call a meeting to appoint a successor Managing Trustee by a Majority Vote of Beneficiaries. Pending the appointment of a successor Managing Trustee, the remaining Managing Trustee or Trustees then serving may take any action in the manner set forth in this Agreement.

17

8.4          Acceptance of Appointment by Successor Managing Trustee. Any successor Managing Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder. Thereupon such successor Managing Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein.

8.5          Bonds. No bond shall be required of the original Managing Trustee hereunder, and no bond shall be required of any successor Managing Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

Article IX

CONCERNING THE BENEFICIARIES

9.1          Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article X of this agreement. Such meeting or writing may take any form permitted under California law.

9.2          Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to any Trust Assets or the agreements relating to or forming part of any Trust Assets, and the Beneficiaries do hereby waive any such right.

9.3          Requirement of Undertaking. The Managing Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Managing Trustee for any action taken or omitted by it as Managing Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit by the Managing Trustee.

Article X

MEETING OF BENEFICIARIES

10.1        Meetings of Beneficiaries. Meetings of all Beneficiaries may be called by the Managing Trustee and shall be called upon the written request to the Managing Trustee of Beneficiaries holding in the aggregate at least a majority of the Beneficial Interests owned by all Beneficiaries. The request shall state the purpose or purposes for which the meeting is to be called.

10.2       Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Managing Trustee.

10.3       Place of Meetings. All meetings of the Beneficiaries shall be held at the principal office of the Trust or at such other place as shall be determined by the Managing Trustee and stated in the notice of meeting.

18

10.4        Notice of Meetings.  In the case of a meeting requested by Beneficiaries holding at least a majority in the aggregate of the Beneficial Interests owned by all Beneficiaries, the notice shall be delivered to the Beneficiaries of the Trust within 10 business days of receipt of such request.  Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of Beneficiaries shall be given not less than 10 nor more than 60 days before the date of the meeting to each Beneficiary, either personally or by mailing such notice to its last address as it appears on the books and records of the Trust.  The notice must include a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Beneficiaries and of any proposed amendment to the Agreement. The Trust will provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at the meeting.  No notice need be given of an adjourned meeting provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.  However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Beneficiary of record on the new record date entitled to notice as provided in this Agreement.

10.5       Record Dates.  The Managing Trustee may fix in advance a date as the record date for the purpose of determining Beneficiaries entitled to notice of and to vote at a meeting of Beneficiaries or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Beneficiaries entitled to receive payment of a Distribution or allotment of a right, or for the purpose of any other action.  The date fixed shall not be more than 60 nor less than 20 days before the date of the meeting, nor more than 60 days before any other action.  In such case only such Beneficiaries as shall be Beneficiaries of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such Distribution or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any Units on the books of the Trust, or otherwise, after any such record date.

10.6       Quorum.  Unless a greater or lesser quorum is required in the California law, the Beneficiaries present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the Beneficial Interests held by all Beneficiaries shall constitute a quorum at the meeting.  Whether or not a quorum is present, a meeting of Beneficiaries may be adjourned by a vote of the Beneficiaries present in person or by proxy.

10.7       Proxies.  A Beneficiary entitled to vote at a meeting of Beneficiaries or to express consent or dissent without a meeting may authorize other Persons to act for such Beneficiary by proxy.  A proxy shall be signed by the Beneficiary or its authorized agent or representative and shall not be valid after the expiration of one year from its date unless otherwise provided in the proxy.  A proxy is revocable at the pleasure of the Beneficiary executing it except as otherwise provided by California law.

10.8        Inspectors of Election.  The Managing Trustee, in advance of a Beneficiaries’ meeting, may, and on request of a Beneficiary entitled to vote thereat shall, appoint one or more inspectors.  In case a Person appointed fails to appear or act, the vacancy may be filled by appointment made by the Managing Trustee in advance of the meeting or at the meeting by the Person presiding thereat.  If appointed, the inspectors shall determine the Beneficial Interests of all Beneficiaries represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Beneficiaries.  On request of the person presiding at the meeting or a Beneficiary entitled to vote thereat, the inspectors shall make and execute a written report to the Person presiding at the meeting of any of the facts found by them and matters determined by them.  The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

10.9        Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Beneficiaries may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the number of Beneficiaries required to approve such action, but in no event less than a majority in Beneficial Interest of the Beneficiaries.  Each written consent will bear the date and signature of each Beneficiary who signs the consent.

19

Article XI

AMENDMENTS

11.1       Consent of Beneficiaries. Upon the Majority Vote of Beneficiaries, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Managing Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any material provisions to or changing in any material manner or eliminating any of the material provisions of this Agreement or amendments thereto as they apply to the Trust; provided, however, that no such amendment shall affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of distribution; provided further, however, that, so long as such amendment has been approved by the Managing Trustee, no consent of the Beneficiaries shall be required with respect to any amendment made (a) solely for the purpose of facilitating the transferability by Beneficiaries of Trust Units, (b) to comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, compliance with which the Managing Trustee deems to be in the best interest of the Beneficiaries as a whole, (c) to obtain no-action assurances from the staff of the Commission regarding relief from registration and reporting requirements under the Exchange Act, which relief the Managing Trustee deems to be in the best interest of the Beneficiaries as a whole, (d) to cause the Trust to be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, if the Managing Trustee deems it to be in the best interests of the Beneficiaries as a whole, or (e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall in no event be amended to change the limited liability of the Beneficiaries without the vote or consent of all of the Beneficiaries, nor shall this Agreement be amended to diminish the rights or benefits to which any of the Managing Trustee or Beneficiaries are entitled under the provisions of this Agreement, without the consent of all of the Beneficiaries who would be adversely affected thereby, and in the case of the Managing Trustee being singularly affected, then by the Managing Trustee.

11.2        Effect of Amendment. Upon the execution of any such declaration of amendment by the Managing Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Managing Trustee and the Beneficiaries under this Agreement with respect to the Trust shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

11.3        Managing Trustee’s Declining to Execute Documents. If, in the reasonable opinion of the Managing Trustee, any document required to be executed pursuant to the terms of Section 14.2 hereof adversely affects any right, obligation, immunity or indemnity in favor of the Managing Trustee under this Agreement, the Managing Trustee may in its discretion decline to execute such document.

Article XII

MISCELLANEOUS PROVISIONS

12.1        Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Managing Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Managing Trustee. The Managing Trustee shall file or record any amendment of this Agreement and any instrument which relates to any change in the office of the Managing Trustee.

20

12.2        Beneficiaries Have No Rights or Privileges as Holders of Fund Units. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as holders of Fund Units.

12.3        Laws as to Construction. The Trustees, and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law principles thereof.

12.4        Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.5        Notices. Any notice or other communication shall be in writing and shall be deemed to have been sufficiently given, for all purposes, when delivered personally or sent by fax or 48 hours after being sent by a nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid.

If to the Managing Trustee:

Cornerstone Industrial Properties, LLC

1920 Main Street., Suite 400

Irvine, California 92614

If to a Beneficiary:

The address of such Beneficiary as shown in the records of the Trust.

12.6       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is left intentionally blank.]

21

IN WITNESS WHEREOF, the Managing Member of the Grantor have caused this Agreement to be executed by an authorized officer, and the Trustees hereunder have executed this Agreement, as Trustees and not as individuals, as of the date first set forth herein.

GRANTOR:

Cornerstone Realty Fund, LLC

By:	Cornerstone Industrial Properties, LLC,
a California limited liability company, its Managing Member

	By:	Cornerstone Ventures, Inc.,
a California corporation, Its Manager

		By:	/s/ Terry G. Roussel
Terry G. Roussel, President

MANAGING TRUSTEE:

Cornerstone Industrial Properties, LLC

By:	Cornerstone Ventures, Inc.,
a California corporation, Its Manager

	By:	/s/ Terry G. Roussel
Terry G. Roussel, President

22

EXHIBIT A

BILL OF SALE, ASSIGNMENT, ACCEPTANCE

AND ASSUMPTION AGREEMENT

1